Exhibit 5


            THE FOLLOWING OPINION IS INTENDED TO BE RENDERED UPON THE
              CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN IN
          SUBSTANTIALLY THE FORM PRESENTED, ASSUMING NO CHANGES IN THE
         FACTS OR THE LAW UPON WHICH SUCH OPINION IS BASED, AND SUBJECT
             TO THE RECEIPT, REVIEW AND APPROVAL OF FINAL DOCUMENTS.


                                                          _____________, 1998


Mr. Alan B. Levan
Chief Executive Officer
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

     Re: BankAtlantic Bancorp, Inc. - Merger of Ryan, Beck & Co., Inc.
         and into BCP Acquisition Corporation

Dear Mr. Levan:

         As counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation in connection with the merger (the "Merger") of Ryan, Beck & Co., Inc., a New Jersey corporation ("Ryan, Beck"), with and into BCP Acquisition Corporation, a Florida corporation, which is a wholly-owned subsidiary of the Corporation, and the registration under the Securities Act of 1933, as amended, of the shares of the Class A Common Stock, par value $.01 per share (the "Shares"), of the
Corporation to be issued in connection with the Merger, all as more fully described in the Corporation's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission on __________, 1998. We have also examined a copy of the Acquisition Agreement (the "Agreement") set forth as Appendix A to the Proxy Statement-Prospectus of the Corporation and Ryan, Beck which comprises a part of the Registration Statement. We have assumed the genuineness of signatures on and the authenticity of all documents submitted to us as copies. Also, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Shares by the Corporation in accordance with the terms of the Agreement and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

                                     Very truly yours,



                                     STEARNS WEAVER MILLER WEISSLER
                                     ALHADEFF & SITTERSON, P.A.